Exhibit (b)(2)

JPMorgan Chase Bank J.P. Morgan Securities Inc. 270 Park Avenue New York, NY 10017	Wachovia Bank, National Association Wachovia Capital Markets, LLC 1 Wachovia Center, DC 6 301 South College Street Charlotte, NC 28288	Citicorp North America, Inc. Citigroup Global Markets Inc. 390 Greenwich Street New York, NY 10013	Deutsche Bank A.G., Cayman Islands Branch 60 Wall Street New York, NY 10005

July 19, 2004

Private and Confidential

US Oncology Holdings, Inc.

c/o Welsh, Carson, Anderson & Stowe

320 Park Avenue, Suite 2500

New York, NY 10022

Attention of D. Scott Mackesy

Project Oiler

$550,000,000 Senior Secured Credit Facilities

$625,000,000 Senior Subordinated Bridge Facility

Ladies and Gentlemen:

Reference is made to (a) the Commitment Letter dated as of March 20, 2004 (the “Commitment Letter”), among you, JPMorgan Chase Bank (“JPMCB”), J.P. Morgan Securities Inc. (“JPMorgan”), Wachovia Bank, National Association (“Wachovia”), Wachovia Capital Markets, LLC (“WCM”), Citicorp North America, Inc. (“CNAI” and, together with JPMCB and Wachovia, the “Agents”) and Citigroup Global Markets Inc. (“CGMI” and, together with JPMorgan and WCM, the “Arrangers”) and (b) the Assignment Letter Agreement dated as of June 2, 2004 (the “Assignment Letter”), among you, the Agents, the Arrangers and Deutsche Bank, A.G., Cayman Islands Branch (“DB”). Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Commitment Letter (including the exhibits and other attachments thereto).

In connection with the foregoing, you, the Agents, the Arrangers and DB hereby agree (a) to an extension of the Commitment Letter and the Commitments thereunder by replacing the words “July 31, 2004” in the fifteenth paragraph of the Commitment Letter with the words “August 31, 2004”, (b) to an extension of the assignments contemplated by the Assignment Letter by replacing the words “July 31, 2004” in the twelfth paragraph of the Assignment Letter with the words “August 31, 2004”, (c) that the Senior Facilities Term Sheet shall be amended by deleting the words “less the amount of cash held by Oiler and its subsidiaries on the Closing Date in excess of $150,000,000,” in clause (a) of the second paragraph under the heading “Transactions:” and (d) that Annex II to the Senior Facilities Term

Sheet shall be amended by deleting the words “the amount of cash held by Oiler and its subsidiaries in excess of $150,000,000, less” in footnote 3 thereto.

You agree that this letter agreement is confidential and will not, without the prior approval of the Agents, the Arrangers and DB, be disclosed by you to any person except you may disclose this letter agreement to the same extent you are permitted to disclose the Commitment Letter pursuant to the fourteenth paragraph thereof.

This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this letter agreement. This letter agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to us the enclosed duplicate original hereof, whereupon this letter agreement shall become a binding agreement between us.

Very truly yours, JPMORGAN CHASE BANK,

by
Name: Title:

J.P. MORGAN SECURITIES INC.,

by
Name: Title:

WACHOVIA BANK, NATIONAL ASSOCIATION,

by
Name: Title:

WACHOVIA CAPITAL MARKETS, LLC,

by
Name: Title:

3

CITICORP NORTH AMERICA, INC.,

by
Name: Title:

CITIGROUP GLOBAL MARKETS INC.,

by
Name: Title:

DEUTSCHE BANK A.G., Cayman Islands Branch,

by
Name: Title:

by
Name: Title:

4

Accepted and agreed to as of the date first written above:

US ONCOLOGY HOLDINGS, INC.,

by
Name: Title:

5